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                                                                   EXHIBIT 10(k)


                          CHANGE OF CONTROL AGREEMENT

         This Change of Control Agreement ("the Agreement") between Tidewater, Inc., a Delaware corporation (the "Company"), and William C. O'Malley (the "Employee") is dated effective as of September 30, 1996 (the "Change of Control Agreement Date").


                                   ARTICLE I
                                  DEFINITIONS

         1.1 AFFILIATE DEFINED. "Affiliate" or "affiliated companies" shall mean any company controlled by, controlling, or under common control with, the Company.

         1.2     CAUSE DEFINED.  "Cause" shall mean:

                          (a) the willful and continued failure of the Employee to perform substantially the Employee's duties with the Company or its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Employee by the Board of the Company which specifically identifies the manner in which the Board believes that the Employee has not substantially performed the Employee's duties, or

                          (b) the willful engaging by the Employee in illegal conduct or gross misconduct.

For purposes of this provision, no act or failure to act, on the part of the Employee, shall be considered "willful" unless it is done, or omitted to be done, by the Employee in bad faith or without reasonable belief that the Employee's action or omission was in the best interests of the Company or its Affiliates. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of a senior officer of the Company or based upon the advice of counsel for the Company or its Affiliates shall be conclusively presumed to be done, or omitted to be done, by the Employee in good faith and in the best interests of the Company or its Affiliates. The cessation of employment of the Employee shall not be deemed to be for Cause unless his action or inaction meets the foregoing standard and until there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Employee and the Employee is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Employee is guilty of the conduct described in subparagraph (a) or (b) above, and specifying the particulars thereof in detail.

         1.3     CHANGE OF CONTROL DEFINED.  "Change of Control" shall mean:




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                 (a)      the acquisition by any individual, entity or group
         (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 30% of the outstanding shares of the Company's Common Stock, $0.10 par value per share (the "Common Stock"); provided, however, that for purposes of this subsection (a), the following shall not constitute a Change of
         Control:

                          (i) any acquisition of Common Stock directly from the Company,

                          (ii)    any acquisition of Common Stock by the
                 Company,

                          (iii) any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

                          (iv) any acquisition of Common Stock by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 1.3; or

                 (b) individuals who, as of the Change of Control Agreement Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Change of Control Agreement Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual's initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

                 (c) consummation of a reorganization, merger or consolidation, or sale or other disposition of all of substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination,

                          (i) all or substantially all of the individuals and entities who were the beneficial owners of the Company's outstanding common stock and the Company's voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination (which, for purposes of this paragraph (i) and paragraphs (ii) and (iii), shall include a corporation which as a result of such transaction controls the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), and





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                          (ii)    except to the extent that such ownership
                 existed prior to the Business Combination, no person (excluding any corporation resulting from such Business Combination or any employee benefit plan or related trust of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 30% or more of the combined voting power of the then outstanding voting securities of such corporation, and

                          (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                 (d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

         1.4 COMPANY DEFINED. As used in this Agreement, "Company" shall mean the Company as defined above and any successor to or assignee of (whether direct or indirect, by purchase, merger, consolidation or otherwise) all or substantially all of the assets or business of the Company.

         1.5 DISABILITY DEFINED. "Disability" shall mean a condition that would entitle the Employee to receive benefits under the Company's long-term disability insurance policy in effect at the time either because he is totally disabled or partially disabled, as such terms are defined in the Company's policy in effect as of the date of this Agreement or as similar terms are defined in any successor policy. If the Company has no long-term disability plan in effect, "Disability" shall occur if (a) the Employee is rendered incapable because of physical or mental illness of satisfactorily discharging his duties and responsibilities to the Company for a period of 90 consecutive days, (b) a duly qualified physician chosen by the Company and acceptable to the Employee or his legal representatives so certifies in writing, and (c) the Board determines that the Employee has become disabled.

         1.6     GOOD REASON DEFINED.  "Good Reason" shall mean:

                 (a) Any failure of the Company or its Affiliates to provide the Employee with the position, authority, duties and responsibilities at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 120-day period immediately preceding the Change of Control. The Employee's position, authority, duties and responsibilities after a Change of Control shall be considered commensurate in all material respects with Employee's position, authority, duties and responsibilities prior to a Change of Control if after the Change of Control Employee either holds (i) an equivalent position in the Company or, (ii) if the Company is controlled or will after the transaction be controlled by another company (directly or indirectly), an equivalent position in the ultimate parent company.





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                 (b)      The assignment to the Employee of any duties
         inconsistent in any material respect with Employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3.1(b) of this Agreement, or any other action that results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith that is remedied within 10 days after receipt of written notice thereof from the Employee to the Company;

                 (c) Any failure by the Company or its Affiliates to comply with any of the provisions of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith that is remedied within 10 days after receipt of written notice thereof from the Employee to the Company;

                 (d) The Company or its Affiliates requiring the Employee to be based at any office or location other than as provided in
         Section 3.1(b)(ii) hereof or requiring the Employee to travel on business to a substantially greater extent than required immediately prior to the Change of Control;

                 (e) Any purported termination of the Employee's employment otherwise than as expressly permitted by this Agreement; or

                 (f) Any failure by the Company to comply with and satisfy Sections 4.1(c) and (d) of this Agreement.

                                   ARTICLE II
                         STATUS OF EMPLOYMENT AGREEMENT

         Notwithstanding any provisions thereof, after a Change of Control, this Agreement supersedes the agreement dated as of June 13, 1994 between the Company and the Employee or any subsequent employment agreement between Employee and the Company that so provides (the "Employment Agreement"), except with respect to those provisions of the Employment Agreement that are made a part of and specifically incorporated by reference herein. Upon a Change of Control of the Company, as defined herein, or upon a "Change of Control of the Company" as defined in the Employment Agreement, the Employee shall be entitled to the benefits provided herein and not to the benefits provided therein.

                                  ARTICLE III
                           CHANGE OF CONTROL BENEFIT

         3.1 EMPLOYMENT TERM AND CAPACITY AFTER CHANGE OF CONTROL. (a) This Agreement shall commence on the date hereof and continue in effect through December 31, 1997; provided, however, that commencing on January 1, 1998 and each January 1 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Company shall have given notice that it does not wish to extend this Agreement; provided, further, that notwithstanding any such notice by the Company not to extend,





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if a Change of Control of the Company shall have occurred during the original or extended term of this Agreement, this Agreement shall continue in effect through the second anniversary of the Change of Control (such period following a Change of Control being referred to herein as the "Employment Term"), subject to any earlier termination of Employee's status as an employee pursuant to this Agreement.

         (b) After a Change of Control and during the Employment Term, (i) the Employee's position (including status, offices, titles and reporting requirements) authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 120-day period immediately preceding the Change of Control and (ii) the Employee's service shall be performed during normal business hours at the Company's principal executive office, at its location at the time of the Change of Control, or the location where the Employee was employed immediately preceding the Change of Control or any relocation of the Company's principal executive office to a location that is not more than 35 miles from such current location. Employee's position, authority, duties and responsibilities after a Change of Control shall not be considered commensurate in all material respects with Employee's position, authority, duties and responsibilities prior to a Change of Control unless after the Change of Control Employee holds (x) an equivalent position in the Company or, (y) if the Company is controlled or will after the transaction be controlled by another company (directly or indirectly), an equivalent position in the ultimate parent company.

         3.2 COMPENSATION AND BENEFITS. During the Employment Term, Employee shall be entitled to the following compensation and benefits:

                 (a) Base Salary. The Employee shall receive an annual base salary ("Base Salary"), which shall be paid at a monthly rate, at least equal to 12 times the highest monthly base salary that was paid or is payable, including any base salary which has been earned but deferred by the Employee, by the Company and its affiliated companies with respect to any month in the 12-month period ending with the month that immediately precedes the month in which the Change of Control occurs. During the Employment Term, the Base Salary shall be reviewed at such time as the Company undertakes a salary review of its other executive officers, and, to the extent that salary increases are granted to such other executive officers, the Employee shall be granted a salary increase commensurate with his peer executives of the Company and its affiliated companies for the year of determination. Any increase in Base Salary shall not serve to limit or reduce any other obligation to the Employee under this Agreement. Base Salary shall not be reduced after any such increase and the term Base Salary as utilized in this Agreement shall refer to Base Salary as so increased.

                 (b) Annual Bonus. In addition to Base Salary, the Employee shall be awarded, for each fiscal year ending during the Employment Term, an annual bonus (the "Bonus") in cash in an amount at least equal to the average of the annual bonus paid to the Employee with respect to the three fiscal years immediately preceding the year in which the Change of Control occurs under the Company's annual bonus plan, or any comparable bonus under a successor plan. Each such Bonus shall be paid no later than the end of the third month of the




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         fiscal year for which the Bonus is awarded, unless the Employee shall elect to defer the receipt of such Bonus.

                 (c) Fringe Benefits. The Employee shall be entitled to fringe benefits (including, but not limited to, automobile allowance, reimbursement for membership dues, and air travel) commensurate with those provided to other peer employees of the Company and its affiliated companies.

                 (d) Expenses. The Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in accordance with the most favorable agreements, policies, practices and procedures of the Company and its affiliated companies in effect for the Employee at any time during the 120- day period immediately preceding the Change of Control or, if more favorable to the Employee, as in effect generally at any time thereafter with respect to other peer employees of the Company and its affiliated companies.

                 (e) Incentive, Savings and Retirement Plans. The Employee shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer employees of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Employee with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, less favorable than the most favorable of those provided by the Company and its affiliated companies for the Employee under any agreements, plans, practices, policies and programs as in effect at any time during the 120-day period immediately preceding the Change of Control, including any agreement by the Company to provide retirement benefits not less in amount than the retirement benefits to which the Employee would have been entitled under the terms of any qualified defined benefit pension plans of his immediate prior employer, or, if more favorable to the Employee, those provided generally at any time after the Change of Control to other peer employees of the Company and its affiliated companies.

                 (f) Welfare Benefit Plans. The Employee and/or the Employee's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer employees of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Employee with benefits, in each case, less favorable than the most favorable of any agreements, plans, practices, policies and programs in effect for the Employee at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Employee, those provided generally at any time after the Change of Control to other peer employees of the Company and its affiliated companies.





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                  (g)      Office and Support Staff.  The Employee shall be
         entitled to an office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance, commensurate with those provided to other peer employees of the Company and its affiliated companies.

                 (h) Vacation. The Employee shall be entitled to paid vacation in accordance with the most favorable agreements, plans, policies, programs and practices of the Company and its affiliated companies as in effect for the Employee at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Employee, as in effect generally at any time thereafter with respect to other peer employees of the Company and its affiliated companies.

                 (i) Indemnification. If in connection with any agreement related to a transaction that will result in a Change of Control of the Company, an undertaking is made to provide the Board of Directors with rights to indemnification from the Company (or any other party to such agreement), the Employee shall, by virtue of this Agreement, be entitled to the same rights to indemnification as are provided to the Board of Directors pursuant to such agreement. Otherwise, the Employee shall be entitled to indemnification rights on terms no less favorable to Employee than those available under the Certificate of Incorporation, bylaws or resolutions of the Company at any time after the change of control to other peer employees of the Company. Such indemnification rights shall be with respect to all claims, actions, suits or proceedings to which the Employee is or is threatened to be made a party that arise out of or are connected to his services at any time prior to the termination of his employment, without regard to whether such claims, actions, suits or proceedings are made, asserted or arise during or after the Employment Term.

                 (j) Directors and Officers Insurance. If in connection with any agreement related to a transaction that will result in a Change of Control of the Company, an undertaking is made to provide the Board of Directors of the Company with continued coverage following the Change of Control under one or more directors and officers liability insurance policies, then the Employee shall, by virtue of this Agreement, be entitled to the same rights to continued coverage under such insurance policies as are provided to the Board of Directors. Otherwise, the Company shall agree to cover Employee under any of its director and officers liability insurance policies on terms provided generally at any time after the Change of Control to other peer employees of the Company.

         3.3     OBLIGATIONS UPON TERMINATION AFTER A CHANGE OF CONTROL.

                 (a) Termination by Company for Reasons other than Death, Disability or Cause or by Employee for Good Reason. If, after a Change of Control and during the Employment Term, the Company terminates the Employee's employment other than for Cause, death or Disability, or the Employee terminates employment for Good Reason,

                          (i) the Company shall pay to the Employee in a lump sum in cash within five business days of the date of termination an amount equal to three times the sum





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                 of (i) the amount of Base Salary in effect at the date of
                 termination, plus (ii) the greater of (x) the average of the annual bonuses paid or to be paid to the Employee with respect to the immediately preceding three fiscal years or (y) the target Bonus for which the Employee is eligible for the 12-month period in which the date of termination occurs, as such target bonus has been established by the Company for such year;

                          (ii) for a period of thirty-six (36) months following the date of termination of employment (the "Continuation Period"), the Company shall at its expense continue on behalf of the Employee and his dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits provided (x) to the Employee at any time during the 120-day period prior to the Change in Control or at any time thereafter or (y) to other similarly situated executives who continue in the employ of the Company during the Continuation Period. The coverage and benefits (including deductibles and costs) provided in this Section 2.3(a)(ii) during the Continuation Period shall be no less favorable to the Employee and his dependents and beneficiaries, than the most favorable of such coverages and benefits during any of the periods referred to in clauses (x) or (y) above. In addition, if Employee has reached age 52 and has completed seven years of service at the time of a Change of Control, Employee shall automatically become vested in the post-retirement benefits provided under the Tidewater Group Welfare Benefits Plan (the "GWB Plan") and be entitled to receive, following termination of employment with the Company, all benefits that would be payable to Employee under the GWB Plan or any successor plan of the Company or its affiliated companies had the Employee retired from employment with the Company or one of its affiliated companies on the later of the third anniversary of the Change of Control or the Employee's date of retirement (as defined in the GWB Plan) from employment with the Company. The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Employee obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Employee hereunder as long as the aggregate coverages and benefits of the combined benefit plans is no less favorable to the Employee than the coverages and benefits required to be provided hereunder. The Employee will be eligible for coverage under the Consolidated Omnibus Budget Reconciliation Act at the end of the Continuation Period or earlier cessation of the Company's obligation hereunder.

                          (iii) the Employee shall immediately become fully (100%) vested in his benefit under each supplemental or excess retirement plan of the Company in which the Employee was a participant, including, but not limited to the Tidewater, Inc. Supplemental Executive Retirement Plan (the "SERP"), the Supplemental Plan and any successor plans;

                          (iv) the Company shall contribute to the trust established in connection with the SERP and the Supplemental Savings Plan (the "Trust") for the Employee's





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                 account in cash within five business days of the date of
                 termination of employment an amount equal to the then present value of the actuarial equivalent of the additional benefits, if any, to which the Employee would be entitled under the Tidewater, Inc. Pension Plan, the SERP and any other qualified defined benefit plan maintained by the Company and covering the Employee, regardless of the vesting requirements thereof, or any agreement between the Company and the Employee with respect to retirement benefits that is otherwise provided for in the Employment Agreement (such retirement benefit agreement being made a part hereof and specifically incorporated by reference herein), if the Employee had continued to be employed by the Company until the third anniversary of the Change of Control.

                          (v)     the Company shall contribute to the
                 Supplemental Savings Plan trust for the Employee's account in cash within five business days of the date of termination of employment an amount equal to the amount of employer contributions that would have been made on the Employees's behalf if the Employee had continued to participate in the Company's Savings Plan, the Company's Supplemental Savings Plan and any other qualified or non-qualified defined contribution plan maintained by the Company until the third anniversary of the Change of Control. Such contribution shall, in the case of a qualified plan, be calculated as if the Employee were fully vested and participating to the maximum extent permitted by such plan and, in the case of a non-qualified plan, be calculated on the same basis as the Employee was participating in such plans and, in all cases, be calculated on the basis of the Employee's annual salary rate at the time of the Change of Control.

                          (vi) to the extent that Employee is not fully vested in his accrued benefits under the Pension Plan, the Savings Plan or any other qualified plan maintained by the Company, at the time of termination of employment, the Company shall contribute to the Trust, within five business days of the date of termination of employment, an amount in cash equal to the unvested but accrued benefits under such plans as of the date of termination of employment.

         Any contributions by the Company to the Trust as provided herein shall be distributed at such time as shall be elected by the Employee at the time of execution of this Agreement, except that amounts relating to services previously provided shall be distributed in accordance with the provisions of the plans or the related participant elections to which such contributions relate. The benefits provided in this
         Section 3.3(a) shall be without regard to any amendment to any plans made after the Change of Control but prior to Employee's date of termination of employment, which amendment adversely affects in any manner the computation of benefits under such plans.

                 (b) Death. If, after a Change of Control and during the Employment Term, the Employee's status as an employee is terminated by reason of the Employee's death, this Agreement shall terminate without further obligation to the Employee's legal representatives (other than those already accrued to the Employee), other than the obligation to make any payments due pursuant to employee benefit plans maintained by the Company or its




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         affiliated companies and any death benefits to
         which the Employee is entitled under any Employment Agreement in effect immediately prior to the Change of Control (the death benefits provided by such Employment Agreement being made a part hereof and specifically incorporated by reference herein).

                 (c) Disability. If, after a Change of Control and during the Employment Term, the Employee's status as an employee is terminated by reason of Employee's Disability, this Agreement shall terminate without further obligation to the Employee (other than those already accrued to the Employee), other than the obligation to make any payments due pursuant to employee benefit plans maintained by the Company or its affiliated companies and any disability benefits to which Employee is entitled under any Employment Agreement in effect immediately prior to the Change of Control (the disability provisions of such Employment Agreement being made a part hereof and specifically incorporated by reference herein).

                 (d) Cause. If, after a Change of Control and during the Employment Term, the Employee's status as an employee is terminated by the Company for Cause, this Agreement shall terminate without further obligation to the Employee other than for obligations imposed by law and obligations imposed pursuant to any employee benefit plan maintained by the Company or its affiliated companies.

                 (e) Voluntary Termination. If, after a Change of Control and during the Employment Term, the Employee voluntarily terminates his employment with the Company other than for Good Reason, this Agreement shall terminate without further obligation to the Employee other than for obligations imposed by law and obligations imposed pursuant to any employee benefit plan maintained by the Company or its affiliated companies.

         3.4 ACCRUED OBLIGATIONS AND OTHER BENEFITS. It is the intent of this Agreement that upon termination of employment for any reason following a Change of Control the Employee be entitled to receive promptly, and in addition to any other benefits specifically provided, (a) the Employee's Base Salary through the date of termination to the extent not theretofore paid, (b) any accrued vacation pay, to the extent not theretofore paid, and (c) any other amounts or benefits required to be paid or provided or which the Employee is entitled to receive under any plan, program, policy practice or agreement of the Company.

         3.5 STOCK OPTIONS AND RESTRICTED STOCK. The foregoing benefits are intended to be in addition to the value of any options to acquire Common Stock of the Company or restricted stock the exercisability or vesting of which is accelerated pursuant to the terms of any stock option, incentive or other similar plan or agreement heretofore or hereafter adopted by the Company.

         3.6 CERTAIN ADDITIONAL PAYMENTS. The Employee shall be entitled to such payments from the Company related to any excise tax as a result of the "excess parachute payment" provisions of section 4999 of the Internal Revenue Code of 1986, as amended (or any successor thereto), as were provided for under any Employment Agreement in effect immediately prior to the Change of



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

Control (the obligations of the Company to make such payments being made a part hereof and specifically incorporated by reference herein).


         3.7 LEGAL FEES. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Employee may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Employee or others of the validity or enforceability of, or liability under, any provision of this Agreement (including as a result of any contest by the Employee about the amount or timing of any payment pursuant to this Agreement.)

         3.8 SET-OFF; MITIGATION. After a Change of Control, the Company's and its Affiliates' obligations to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company or its Affiliates may have against the Employee or others; except that to the extent the Employee accepts other employment in connection with which he is provided health insurance benefits, the Company shall only be required to provide health insurance benefits to the extent the benefits provided by the Employee's employer are less favorable than the benefits to which he would otherwise be entitled hereunder. It is the intent of this Agreement that in no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement.

         3.9 OUTPLACEMENT ASSISTANCE. Upon any termination of employment of the Employee other than for Cause within three years following a Change of Control, the Company shall provide to the Employee outplacement assistance by a reputable firm specializing in such services for the period beginning with the termination of employment and ending two years following the Change of Control.

                                   ARTICLE IV
                                 MISCELLANEOUS

         4.1     BINDING EFFECT; SUCCESSORS.

                 (a) This Agreement shall be binding upon and inure to the benefit of the Company and any of its successors or assigns.

                 (b) This Agreement is personal to the Employee and shall not be assignable by the Employee without the consent of the Company (there being no obligation to give such consent) other than such rights or benefits as are transferred by will or the laws of descent and distribution.

                 (c) The Company shall require any successor to or assignee of (whether direct or indirect, by purchase, merger, consolidation or otherwise) all or substantially all of the assets or businesses of the Company
(i) to assume unconditionally and expressly this Agreement and (ii) to agree to perform or to cause to be performed all of the obligations under this Agreement in the same manner and to the same extent as would have been required of the Company had no assignment or succession occurred, such assumption to be set forth in a writing reasonably satisfactory to the Employee.

                 (d) The Company shall also require all entities that control or that after the transaction will control (directly or indirectly) the Company or any such successor or assignee to agree to cause to be performed all of the obligations under this Agreement, such agreement to be set forth in a writing reasonably satisfactory to the Employee.

         4.2 NOTICES. All notices hereunder must be in writing and shall be deemed to have been given upon receipt of delivery by: (a) hand (against a receipt therefor), (b) certified or registered mail, postage prepaid, return receipt requested, (c) a nationally recognized overnight courier service (against a receipt therefor) or (d) telecopy transmission with confirmation of receipt. All such notices must be addressed as follows:

         If to the Company, to:

         Tidewater, Inc.
         1440 Canal Street
         New Orleans, Louisiana   70112

         Attn:  Cliffe F. Laborde

         If to the Employee, to:

         William C. O'Malley
         1440 Canal Street
         New Orleans, Louisiana   70112


or such other address as to which any party hereto may have notified the other in writing.

         4.3 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with and governed by the internal laws of the State of Louisiana without regard to principles of conflict of laws.

         4.4 WITHHOLDING. The Employee agrees that the Company has the right to withhold, from the amounts payable pursuant to this Agreement, all amounts required to be withheld under applicable income and/or employment tax laws, or as otherwise stated in documents granting rights that are affected by this Agreement.

         4.5 AMENDMENT, WAIVER. No provision of this Agreement may be modified, amended or waived except by an instrument in writing signed by both parties.

         4.6 SEVERABILITY. If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall at any time or to any extent be invalid, illegal or unenforceable in any respect as written, Employee and the Company intend for any court construing this Agreement to modify or limit such provision so as to render it valid and enforceable to the fullest extent allowed by law. Any such provision that is not susceptible of such reformation shall be ignored so as to not affect any other term or provision hereof, and the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

         4.7 WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

         4.8 REMEDIES NOT EXCLUSIVE. No remedy specified herein shall be deemed to be such party's exclusive remedy, and accordingly, in addition to all of the rights and remedies provided for in this Agreement, the parties shall have all other rights and remedies provided to them by applicable law, rule or regulation.

         4.9 COMPANY'S RESERVATION OF RIGHTS. Employee acknowledges and understands that the Employee serves at the pleasure of the Board and that the Company has the right at any time to terminate Employee's status as an employee of the Company, or to change or diminish his status during the Employment Term, subject to the rights of the Employee to claim the benefits conferred by this Agreement.

         4.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company and the Employee have caused this Agreement to be executed as of the Change of Control Agreement Date.

                                         TIDEWATER, INC.



                                          By: /s/ ROBERT H. BOH
                                              ----------------------------------
                                                        Robert H. Boh
                                                Compensation Committee Chairman

                                          EMPLOYEE:


                                           /s/ WILLIAM C. O'MALLEY
                                           -------------------------------------
                                                   William C. O'Malley





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